EXHIBIT 23

WIPFLI
CPAs and Consultants


             CONSENT OF WIPFLI LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report
(Form 10-K) of Oakridge Holdings, Inc. and Subsidiaries of our report dated September 29, 2009 included in the 2009 Consolidated Financial Statements of Oakridge Holdings, Inc. and Subsidiaries.


/s/ Wipfli LLP
Wipfli LLP


September 29, 2009
St. Paul, Minnesota